UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2006, Sabine Pass LNG, L.P. (“Sabine Pass LNG”), an indirect wholly-owned subsidiary of Cheniere Energy, Inc. (the “Company”), closed a private placement of $2,032,000,000 aggregate principal amount of 7 1/4% Senior Secured Notes due 2013 (the “2013 notes”) and 7 1/2% Senior Secured Notes due 2016 (the “2016 notes” and collectively with the 2013 notes, the “notes”). In connection with the issuance of the notes, Sabine Pass LNG entered into the agreements described in this Item 1.01.

Indenture

Pursuant to that certain Indenture, by and between Sabine Pass LNG and The Bank of New York, as trustee (the “Trustee”), Sabine Pass LNG issued the 2013 notes and the 2016 notes.

Interest. The 2013 notes and the 2016 notes bear interest at 7 1/4% per annum and 7 1/2% per annum, respectively, on the principal amount from November 9, 2006, payable semi-annually in arrears on May 30 and November 30 of each year, beginning May 30, 2007.

Maturity. The 2013 notes and the 2016 notes will mature on November 30, 2013 and November 30, 2016, respectively.

Guarantees. The Notes are to be guaranteed by all of Sabine Pass LNG’s future domestic restricted subsidiaries.

Redemption; Change of Control. At any time and from time to time, Sabine Pass LNG may redeem some or all of the 2013 notes at a redemption price equal to 100% of the principal amount plus a make-whole premium, plus accrued and unpaid interest and additional interest, if any, to the redemption date. Similarly, at any time and from time to time, Sabine Pass LNG may redeem some or all of the 2016 notes at a redemption price equal to 100% of the principal amount plus a make-whole premium, plus accrued and unpaid interest and additional interest, if any, to the redemption date. In addition, until November 30, 2009, Sabine Pass LNG may redeem up to 35% of the principal amount of the 2013 notes and the 2016 notes issued on November 9, 2006 with the net cash proceeds of one or more equity offerings by Sabine Pass LNG with the proceeds that Sabine Pass LNG retains or that are contributed to it, as applicable, at par plus a premium equal to the coupon, plus accrued and unpaid interest and additional interest, if any, as long as at least 65% of the aggregate principal amount of the notes remains outstanding immediately after such optional redemption and such optional redemption occurs within 90 days of the date of the closing of such equity offering.

If Sabine Pass LNG makes certain asset sales or experiences certain events of loss, Sabine Pass LNG must offer to purchase notes in the amounts and at the prices determined as stated in the Indenture.

If a change of control of the general partner of Sabine Pass LNG occurs as stated in the Indenture, Sabine Pass LNG must offer to repurchase all or any portion of each note at a price equal to 101% of the aggregate principal amount of each note repurchased, plus accrued and unpaid interest and additional interest, if any, as of the date of repurchase.

Collateral. Sabine Pass LNG’s obligations under the notes are secured on a first-priority basis (subject to certain permitted liens) by a security interest in all of Sabine Pass LNG’s equity interests and substantially all of its operating assets, including a pledge of the stock of its future subsidiaries (provided that the pledge of voting stock of its future foreign subsidiaries is limited to 65% of the voting stock owned by Sabine Pass LNG or any guarantor). In addition, Sabine Pass LNG’s future domestic restricted subsidiaries will grant a security interest in all of their operating assets as collateral security for the repayment of the notes.

Construction Period Debt Service Reserve Account. Sabine Pass LNG has deposited $335 million in a debt service reserve account, which will be withdrawn when necessary to pay the first five interest payments on the notes.

Cash Waterfall. Sabine Pass LNG has deposited $887 million in a construction account, which, until Phase 1 of the Sabine Pass LNG receiving terminal has been completed in accordance with the target completion date performance standards set forth in the engineering, procurement and construction contract with Bechtel Corporation (the “Phase 1 Target Completion”), will only be applied to pay construction and startup costs of the Sabine Pass LNG receiving terminal project and to pay other expenses incidental for Sabine Pass LNG to complete construction of the project. Following completion of Phase 1 of the project, any amount remaining in the construction account will be transferred to a revenue account. All revenues received by Sabine Pass LNG will be deposited in the revenue account and will be applied as described below under “Pre-Completion Account Flows” and “Post-Completion Account Flows.”

Pre-Completion Account Flows. Prior to Phase 1 Target Completion, revenues received by Sabine Pass LNG will be applied in the following manner: first, to pay obligations, if any, under an assumption agreement executed by Sabine Pass LNG and its affiliates in settlement of certain litigation as described in the Indenture (the “Assumption Agreement”); second, to the extent that amounts on deposit in the debt service reserve account are not sufficient to pay interest on the notes on the next interest payment date, to such account in an amount sufficient to make such payment; and third, to the construction account (i) to fund the construction and start-up costs of the Sabine Pass LNG receiving terminal; (ii) to pay other expenses (including taxes) incidental for Sabine Pass LNG to complete construction of its LNG receiving terminal; and (iii) to be transferred to other project accounts.

Post-Completion Account Flows. After Phase 1 Target Completion, revenues received by Sabine Pass LNG will be applied in the following manner: first, to fund the operating account with amounts sufficient to cover the succeeding 45 days of operation and maintenance expenses, maintenance capital expenditures and obligations, if any, under the Assumption Agreement and the State Tax Sharing Agreement described below; second, on the 30th day of each month, 1/6th of the amount of interest due on the notes on the next interest payment date (plus any shortfall from any such month subsequent to the preceding interest payment date) will be transferred to a debt payment account; third, to pay outstanding principal then due and payable on the notes; fourth, to pay taxes payable by Sabine Pass LNG or the guarantors and permitted payments in respect of taxes; fifth, to replenish the debt service reserve account when such account is not funded with the amount (or acceptable letters of credit or acceptable guarantees in respect of such amount) required to make the next interest payment on the notes; and sixth, for all other purposes permitted by the Indenture including restricted payments, subject to the limitations contained in the Indenture.

Covenants. The Indenture contains covenants that, among other things, limit the ability of Sabine Pass LNG and its restricted subsidiaries to: incur additional indebtedness or issue preferred stock; make certain investments or pay dividends or distributions on Sabine Pass LNG’s equity interests or subordinated indebtedness or purchase or redeem or retire equity interests; sell or transfer assets, including equity interests of Sabine Pass LNG’s restricted subsidiaries; restrict dividends or other payments by restricted subsidiaries; incur liens; enter into transactions with affiliates; consolidate, merge, sell or lease all or substantially all of Sabine Pass LNG’s assets; and enter into sale and leaseback transactions. Under these Indenture covenants, Sabine Pass LNG is permitted to incur additional debt subject to conditions, limitations and other provisions stated in the Indenture, including, for example, debt to finance working capital requirements or to fund cost overruns, if any, in the construction, cool down, commissioning and completion of the project.

Restricted Payments. Sabine Pass LNG will be permitted to make distributions to its partners, make payments on subordinated debt, purchase any equity interest in an affiliate and make restricted investments with any amounts of available cash, which includes revenues available after payment of construction costs and other capital expenditures, payments of required principal and interest on indebtedness and payment of operation and maintenance expenses. Such payments can be made as long as no default or event of default under the Indenture has occurred and is continuing; Phase 1 of the Sabine Pass LNG receiving terminal has been completed in accordance with the target completion date performance standards set forth in the engineering, procurement and construction contract with Bechtel Corporation; Sabine Pass LNG would be permitted to incur at least $1.00 of additional indebtedness at the time of the payment and after giving pro forma effect thereto; the operating period debt service reserve account has at least six months of interest funded; and the debt payment account has on deposit the amount required at such time.

Additional Information

The foregoing descriptions of the provisions of the Indenture, the 2013 notes and the 2016 notes are qualified in their entirety by reference to the full and complete terms set forth in the Indenture, the 2013 notes and the 2016 notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Collateral Trust Agreement

In connection with the issuance of the notes, Sabine Pass LNG entered into that certain Collateral Trust Agreement (the “Collateral Trust Agreement) with The Bank of New York, as Trustee and collateral trustee (the “Collateral Trustee”), Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC. The Collateral Trust Agreement establishes a trust to hold the collateral pledged to the Collateral Trustee pursuant to the Security Agreement, the Mortgage, the Pledge Agreement and the Deposit Agreement (each as defined below). The Collateral Trust Agreement also establishes trusts to hold collateral pledged to the Collateral Trustee to secure (i) certain future indebtedness of Sabine Pass LNG and its subsidiaries as permitted by the Indenture, (ii) the issuance of additional notes as permitted by the Indenture and (iii) the obligations of Sabine Pass LNG under the Assumption Agreement.

The foregoing description of the provisions of the Collateral Trust Agreement is qualified in its entirety by reference to the full and complete terms set forth in the Collateral Trust Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Security Agreement and Mortgage

In connection with the issuance of the notes, Sabine Pass LNG entered into that certain Third Amended and Restated Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement (the “Mortgage”) and that certain Amended and Restated Parity Lien Security Agreement (the “Security Agreement”) with the Collateral Trustee. Pursuant to the Mortgage and the Security Agreement, Sabine Pass LNG has granted to the Collateral Trustee a first lien on substantially all of its real property interests (consisting principally of leasehold interests and improvements) at the Sabine Pass LNG receiving terminal site and a first lien on substantially all of its personal property as security for its obligations under the notes and under the Assumption Agreement. If an event of default occurs with respect to the notes, or the obligations under the Assumption Agreement are not paid when due, the Collateral Trustee may exercise its rights in such collateral, including any rights of a secured party under the Uniform Commercial Code, which includes the right to sell the collateral at public or private sale. The proceeds received upon realization of the collateral would be applied first to satisfy any outstanding obligations under the Assumption Agreement and then to pay Sabine Pass LNG’s outstanding obligations under the notes.

The foregoing descriptions of the provisions of the Security Agreement and the Mortgage are qualified in their entirety by reference to the full and complete terms set forth in the Security Agreement and the Mortgage, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively.

Pledge Agreement

In connection with the issuance of the notes, Sabine Pass LNG entered into that certain Amended and Restated Parity Lien Pledge Agreement (the “Pledge Agreement”) with the Collateral Trustee, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC. Pursuant to the Pledge Agreement, both of Sabine Pass LNG’s general partner and limited partner, each as pledgor, granted the Collateral Trustee a security interest in each pledgor’s partnership interest in Sabine Pass LNG to secure Sabine Pass LNG’s obligations under the notes. If an event of default occurs with respect to the notes, or the obligations under the Assumption Agreement are not paid when due, the Collateral Trustee may exercise its rights in such collateral, including any rights of a secured party under the Uniform Commercial Code, which includes the right to sell the collateral at public or private sale. The proceeds received upon realization of the collateral would be applied first to satisfy any outstanding obligations under the Assumption Agreement and then to pay Sabine Pass LNG’s outstanding obligations under the notes.

The foregoing description of the provisions of the Pledge Agreement is qualified in its entirety by reference to the full and complete terms set forth in the Pledge Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4.

Security Deposit Agreement

In connection with the issuance of the notes, Sabine Pass LNG entered into that certain Security Deposit Agreement (the “Deposit Agreement”) with the Collateral Trustee and The Bank of New York, as depositary agent (the “Depositary Agent”). Pursuant to the Deposit Agreement, Sabine Pass LNG has granted to the Depositary Agent a security interest in the various project accounts established pursuant to the Indenture, including the debt service reserve accounts, the construction account, the revenue account and the operating account. The Deposit Agreement specifies the conditions to be satisfied for the disbursement of funds from the project accounts and requires that the proceeds from certain asset sales and casualty or condemnation awards be deposited into the project accounts. If the funds in a specified project account are not sufficient to pay Sabine Pass LNG’s operation and maintenance expenses or its obligations under the notes, the Deposit Agreement permits the Depositary Agent to transfer funds among the various project accounts pursuant to the priorities set forth therein for the purpose of paying such obligations.

The foregoing description of the provisions of the Deposit Agreement is qualified in its entirety by reference to the full and complete terms set forth in the Deposit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5.

Registration Rights Agreement

The notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold on a private placement basis in reliance on the exemption from registration provided by Section 4(2) of the Securities Act provided by Rule 144A and Regulation S. Pursuant to a Registration Rights Agreement, dated November 9, 2006, between Sabine Pass LNG and the representative of the initial purchasers of the notes, Sabine Pass LNG agreed, at its own cost, to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act and to use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days after the date of issuance of the notes and to complete the exchange offer within 30 days thereafter. In addition, Sabine Pass LNG agreed to keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the notes.

The foregoing description of the provisions of the Registration Rights Agreement is qualified in its entirety by reference to the full and complete terms set forth in the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.4.

Cheniere Marketing TUA

On November 9, 2006, Sabine Pass LNG entered into an Amended and Restated Terminal Use Agreement (the “Cheniere Marketing TUA”) with Cheniere Marketing, Inc., a wholly-owned subsidiary of the Company (“Cheniere Marketing”), to provide berthing for liquefied natural gas (“LNG”) vessels and for the unloading, storage and regasification of LNG at the Sabine Pass LNG receiving terminal. Sabine Pass LNG has no obligation to provide Cheniere Marketing with certain services such as (i) harbor, mooring and escort services for LNG vessels, including the provision of tugboats, (ii) the transportation of natural gas downstream from the Sabine Pass LNG receiving terminal or the construction of any pipelines to provide such transportation or (iii) the marketing of natural gas.

Under the Cheniere Marketing TUA, Cheniere Marketing has reserved 781,830,000 million British thermal units (“MMBtu”) of annual LNG receipt capacity, which is equivalent to approximately 2.0 billion cubic feet per day (“Bcf/d”) of regasification capacity assuming an energy content of 1.05 MMBtu per thousand cubic feet and retainage of 2%.

The Cheniere Marketing TUA commences on January 1, 2008 (subject to commercial operations completion), runs for a term of 20 years from the commercial start date under the Cheniere Marketing TUA and is subject to four additional 10-year extension terms. Beginning on the commercial start date under the Cheniere Marketing TUA, Cheniere Marketing is required to pay Sabine Pass LNG a fixed monthly fee for this regasification capacity that is comprised of: (i) a reservation fee of $0.28 per MMBtu times 1/12 of the reserved LNG receipt capacity; (ii) an operating fee of $0.04 per MMBtu times 1/12 of the reserved LNG receipt capacity, which operating fee is adjusted annually for changes in the U.S. Consumer Price Index (All Urban Consumers); and (iii) certain other taxes and regulatory costs. Notwithstanding the foregoing, Cheniere Marketing is required to pay a flat fee of $5 million per month from the commercial start date under the Cheniere Marketing TUA through December 31, 2008. The maximum LNG reception quantity allocated to Cheniere Marketing is reduced to the extent that the Sabine Pass LNG receiving terminal is unable to provide services up to such amount as a result of the timing of start dates under existing customer agreements (including the TUAs with Total LNG USA, Inc. (“Total”) and Chevron USA, Inc. (“Chevron”)) or delays in commencing commercial operations of the Phase 2 – Stage 1 expansion of the Sabine Pass LNG receiving terminal; however, the fees to be paid by Cheniere Marketing under the Cheniere Marketing TUA will not be accordingly adjusted. In addition, each month, Sabine Pass LNG is entitled to receive a “retainage” equal to 2% of the LNG delivered for Cheniere Marketing’s account, out of which Sabine Pass LNG is obligated to provide fuel for self-generated power and gas unavoidably lost at the facility.

If any governmental authority (i) imposes any taxes on Sabine Pass LNG (excluding taxes on revenue or income) with respect to the services provided under the Cheniere Marketing TUA, or the Sabine Pass LNG receiving terminal or (ii) enacts any safety or security related regulation which materially increases Sabine Pass LNG’s costs in relation to the services provided at the Sabine Pass LNG receiving terminal, Cheniere Marketing will bear such taxes or increased regulatory costs at a rate proportional to its percentage of the right to use of the Sabine Pass LNG receiving terminal’s total capacity.

Both Sabine Pass LNG and Cheniere Marketing may assign their respective interests under the Cheniere Marketing TUA to affiliates, and, as permitted by the Cheniere Marketing TUA, Sabine Pass LNG has pledged its interest under the Cheniere Marketing TUA to the Collateral Trustee to secure its obligations under the notes. In addition, Cheniere Marketing may make a partial assignment of its total reserved regasification capacity (but not its rights to excess capacity described below) to non-affiliates provided that (i) the assignee agrees to be bound by the Cheniere Marketing TUA, (ii) Cheniere Marketing continues to be liable for all payments due under the Cheniere Marketing TUA, and (iii) Cheniere Marketing and the assignee designate a representative and jointly exercise all rights under the Cheniere Marketing TUA.

An assignment under the Cheniere Marketing TUA will terminate Cheniere Marketing’s obligations only if (i) the assignment constitutes all of Cheniere Marketing’s rights and obligations, (ii) the assignee agrees to assume all obligations of the assignor from inception of the Cheniere Marketing TUA, and (iii) the assignee demonstrates creditworthiness at the time of the assignment that is reasonably acceptable to Sabine Pass LNG (and including credit standards that will be deemed acceptable).

Cheniere Marketing may terminate the Cheniere Marketing TUA if Sabine Pass LNG has declared force majeure with respect to a period that has extended, or is projected to extend, for 18 months, or for reasons not excused by force majeure or Cheniere Marketing’s actions, if Sabine Pass LNG:

•	fails to deliver at least 201,972,750 MMBtu of Cheniere Marketing’s total natural gas nominations in a 12-month period;

•	fails entirely to receive at least 17 cargoes nominated by Cheniere Marketing over a period of 90 consecutive days; or

•	fails to unload 53 cargoes or more scheduled for delivery by Cheniere Marketing for a 12-month period.

Sabine Pass LNG may terminate the Cheniere Marketing TUA if Cheniere Marketing commences bankruptcy, reorganization or liquidation proceedings, or has such proceedings commenced against it.

Either party may terminate the Cheniere Marketing TUA with 30 days written notice if (i) a party has failed to pay when due an amount owed that causes its cumulative delinquency to exceed three times the monthly capacity reservation fee, (ii) the cumulative delinquency has not been paid within 60 days of such notice and (iii) the other party has subsequently given 30 days’ written notice to terminate the Cheniere Marketing TUA.

The Cheniere Marketing TUA is designed to work in tandem with the Total TUA and the Chevron TUA and states that no provision of the Cheniere Marketing TUA shall be effective if and to the extent that it expressly conflicts with a provision of the Total TUA or the Chevron TUA. Any excess capacity at the Sabine Pass LNG receiving terminal that Sabine Pass LNG is not contractually obligated to make available to any other customer and any capacity that any other customer elects not to use may be used exclusively by Cheniere Marketing without any additional charge or fee except for 2% retainage and port charges in respect of vessels entering or leaving the Sabine Pass LNG receiving terminal. This excess capacity may be available from time to time, including at completion of Phase 1 and the outset of commercial operation of the Sabine Pass LNG receiving terminal, which is the date on which the Sabine Pass LNG receiving terminal is projected to have capacity of 2.6 Bcf/d.

The effective date at which Cheniere Marketing is to purchase and pay for services from the Sabine Pass LNG receiving terminal is the later of January 1, 2008 or the date of commercial operations completion, which is currently expected to be 15 to 18 months before the commercial start date under the Total TUA or Chevron TUA.

The Cheniere Marketing TUA provides that, at Cheniere Marketing’s request, Sabine Pass LNG must construct a sixth LNG storage tank with a working capacity of approximately 160,000 cubic meters of LNG for the benefit of Cheniere Marketing as soon as possible but not later than four years after notification from Cheniere Marketing. Sabine Pass LNG’s obligation to construct the additional LNG storage tank will be subject to its (i) receipt of all Federal Energy Regulatory Commission and other required governmental permits and approvals and (ii) obtaining financing that it considers reasonably acceptable in form and content.

Cheniere Marketing TUA Guarantee

Pursuant to a Guarantee Agreement, dated November 9, 2006 (the “Guarantee Agreement”), 100% of Cheniere Marketing’s obligations during the initial 20-year term of the Cheniere Marketing TUA are supported by an irrevocable guaranty by the Company in favor of Sabine Pass LNG.

Additional Information

The foregoing descriptions of the provisions of the Cheniere Marketing TUA and Guarantee Agreement are qualified in their entirety by reference to the full and complete terms set forth in the Cheniere Marketing TUA and the Guarantee Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.6 and 10.7, respectively.

J&S Cheniere Agreement

On November 9, 2006, Cheniere Marketing entered into a letter agreement with Cheniere LNG, Inc., a wholly-owned subsidiary of the Company, and Sabine Pass LNG pursuant to which Cheniere Marketing has agreed to relinquish up to 200 million cubic feet per day (“MMcf/d”) of its capacity (and proportionately reduce its fixed monthly fee) under the Cheniere Marketing TUA if required to allow Sabine Pass LNG to satisfy obligations under a potential TUA with J&S Cheniere S.A. (“J&S Cheniere”). J&S Cheniere is a Swiss company in which the Company holds a minority interest. This arrangement stems from a 2003 option agreement between Cheniere LNG, Inc. and J&S Cheniere pursuant to which J&S Cheniere has an option to negotiate a TUA for up to 200 MMcf/d of vaporization capacity and proportional LNG storage at the Sabine Pass LNG receiving terminal. The terms of the potential TUA contemplated by the J&S Cheniere option agreement have not been negotiated or finalized, and the Company has publicly disclosed its anticipation that definitive arrangements with J&S Cheniere may involve different terms and transaction structures than were contemplated when the option agreement was entered into in December 2003.

The foregoing description of the provisions of the letter agreement is qualified in its entirety by reference to the full and complete terms set forth in the letter agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.8.

State Tax Sharing Agreement

On November 9, 2006, Sabine Pass LNG entered into that certain State Tax Sharing Agreement with the Company (the “State Tax Sharing Agreement”), pursuant to which the Company agreed to prepare and file all Texas franchise tax returns which it and Sabine Pass LNG are required to file on a combined basis and to timely pay the combined tax liability. If the Company, in its sole discretion, demands such payment, Sabine Pass LNG will pay to the Company an amount equal to the Texas franchise tax that Sabine Pass LNG would be required to pay if its Texas franchise tax liability were computed on a separate company basis. The State Tax Sharing Agreement contains similar provisions for other state and local taxes that the Company and Sabine Pass LNG are required to file on a combined, consolidated or unitary basis. The State Tax Sharing Agreement is effective for tax returns first due on or after January 1, 2008.

The foregoing description of the provisions of the State Tax Sharing Agreement is qualified in its entirety by reference to the full and complete terms set forth in the State Tax Sharing Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.9.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Cheniere LNG Holdings Term Loan

In August 2005, Cheniere LNG Holdings, LLC, a wholly-owned subsidiary of the Company (“Cheniere Holdings”), entered into a $600 million term loan with the lenders named therein and Credit Suisse, Cayman Islands Branch. The term loan had an interest rate equal to LIBOR plus a 2.75% margin and was scheduled to terminate on August 30, 2012. Quarterly principal payments of $1.5 million were required through June 30, 2012, and a final principal payment of $559.5 million was required to be made on August 30, 2012.

In connection with the issuance of the notes, Sabine Pass LNG distributed approximately $378 million of the proceeds from the issuance of the notes to Cheniere Holdings. Cheniere Holdings used such proceeds, together with other funds, to repay in full the principal, accrued interest and fees (including prepayment penalty) of approximately $464 million outstanding under the term loan and terminated the term loan. The amount of the prepayment penalty was approximately $5.9 million. Cheniere Holdings also incurred approximately $55,560 of LIBOR breakage costs as a result of such termination.

Termination of Sabine Pass LNG Credit Facility

In February 2005, Sabine Pass LNG entered into an $822,000,000 credit agreement with Société Générale, HSBC Bank USA, National Association and the lenders named therein. The credit agreement facility was used to fund costs of constructing the Sabine Pass LNG receiving terminal. The credit facility was to have been available until no later than April 1, 2009, after which time any unutilized portion of the credit facility was to have been permanently canceled.

In July 2006, Sabine Pass LNG amended and restated the credit agreement, among other things, to increase the amount available thereunder to $1.5 billion and to extend the maturity date to July 1, 2015. The amended and restated Sabine Pass credit facility was available for draws to pay project costs incurred during construction of Sabine Pass LNG’s receiving terminal.

Sabine Pass LNG used approximately $380 million of the proceeds from the issuance of the notes to repay all outstanding principal, accrued interest and other termination charges and fees under the amended and restated credit facility and terminated the restated credit facility. Sabine Pass LNG incurred approximately $11,000 of LIBOR breakage costs as a result of such termination.

Termination of Swap Agreements

In connection with the closing of the Cheniere Holdings term loan, Cheniere Holdings entered into swap agreements with Credit Suisse to hedge the LIBOR interest rate component of the term loan. The blended rate of the swap agreements on the term loan resulted in an annual fixed interest rate of 7.25% (including the 2.75% margin) for the first five years. In connection with the payoff of its term loan, Cheniere Holdings settled and terminated the swap agreements. Credit Suisse paid Cheniere Holdings $1.6 million in settlement of the swaps.

In connection with the closing of the original Sabine Pass LNG credit facility and the amended and restated Sabine Pass LNG credit facility, Sabine Pass LNG entered into interest rate swap agreements with HSBC Bank USA and Société Générale. The swap agreements had the combined effect of fixing the LIBOR component of the interest rate payable on borrowings up to a maximum of $1.25 billion at a blended rate of 5.26% from July 25, 2006 through July 1, 2015.

In connection with the issuance of the notes, Sabine Pass LNG settled and terminated its interest rates swaps entered into in connection with both the original and the amended and restated Sabine Pass LNG credit facilities. Sabine Pass LNG paid approximately $20.1 million to HSBC Bank USA and Société Générale in settlement of the swaps.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

See “Item 1.01—Entry Into a Material Definitive Agreement” for a description of the Indenture, the 2013 notes, the 2016 notes and the Registration Rights Agreement entered into on November 9, 2006 by Sabine Pass LNG.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
4.1*	Indenture, dated as of November 9, 2006, by and between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee.

4.2*	Form of 7 1/4% Senior Secured Note due 2013 (included as Exhibit A1 to Exhibit 4.1 above).

4.3*	Form of 7 1/2% Senior Secured Note due 2016 (included as Exhibit A1 to Exhibit 4.1 above).

4.4*	Registration Rights Agreement, dated as of November 9, 2006, by and between Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1*	Collateral Trust Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC.

10.2*	Amended and Restated Parity Lien Security Agreement, dated November 9, 2006, by and between Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee.

10.3*	Third Amended and Restated Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated November 9, 2006, between the Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee.

10.4*	Amended and Restated Parity Lien Pledge Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., Sabine Pass LNG-GP, Inc., Sabine Pass LNG-LP, LLC and The Bank of New York, as collateral trustee.

10.5*	Security Deposit Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, and The Bank of New York, as depositary agent.

10.6*	Amended and Restated Terminal Use Agreement, dated November 9, 2006, by and between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

10.7*	Guarantee Agreement, dated as of November 9, 2006, by Cheniere Energy, Inc.

10.8*	Letter Agreement, dated November 9, 2006, by and among Cheniere Marketing, Inc., Cheniere LNG, Inc. and Sabine Pass LNG, L.P. in favor of Sabine Pass LNG, L.P.

10.9*	State Tax Sharing Agreement, dated November 9, 2006, by and between Cheniere Energy, Inc. and Sabine Pass LNG, L.P.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 16, 2006	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Indenture, dated as of November 9, 2006, by and between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee.

4.2*	Form of 7 1/4% Senior Secured Note due 2013 (included as Exhibit A1 to Exhibit 4.1 above).

4.3*	Form of 7 1/2% Senior Secured Note due 2016 (included as Exhibit A1 to Exhibit 4.1 above).

4.4*	Registration Rights Agreement, dated as of November 9, 2006, by and between Sabine Pass LNG, L.P. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1*	Collateral Trust Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC.

10.2*	Amended and Restated Parity Lien Security Agreement, dated November 9, 2006, by and between Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee.

10.3*	Third Amended and Restated Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated November 9, 2006, between the Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee.

10.4*	Amended and Restated Parity Lien Pledge Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., Sabine Pass LNG-GP, Inc., Sabine Pass LNG-LP, LLC and The Bank of New York, as collateral trustee.

10.5*	Security Deposit Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, and The Bank of New York, as depositary agent.

10.6*	Amended and Restated Terminal Use Agreement, dated November 9, 2006, by and between Cheniere Marketing, Inc. and Sabine Pass LNG, L.P.

10.7*	Guarantee Agreement, dated as of November 9, 2006, by Cheniere Energy, Inc.

10.8*	Letter Agreement, dated November 9, 2006, by and among Cheniere Marketing, Inc., Cheniere LNG, Inc. and Sabine Pass LNG, L.P. in favor of Sabine Pass LNG, L.P.

10.9*	State Tax Sharing Agreement, dated November 9, 2006, by and between Cheniere Energy, Inc. and Sabine Pass LNG, L.P.

*	Filed herewith